                                                                   EXHIBIT 10.10

                             SPLIT-DOLLAR AGREEMENT

THIS AGREEMENT, made as of the 25th day of June, 1994 by and between THE SAVINGS BANK OF ROCKVILLE, a Connecticut corporation (hereinafter referred to as the "Employer"), and WILLIAM J. MCGURK of Somers, Connecticut (hereinafter referred to as the "Employee").

WITNESSETH THAT:

WHEREAS, the Employee is employed by the Employer; and

WHEREAS, the Employer is desirous of retaining the services of the Employee and of assisting the Employee in paying for life insurance on his own life; and

WHEREAS, the Employer has determined that this assistance can be provided under a split dollar life insurance arrangement; and

WHEREAS, the Employee has applied for, and is the owner of the insurance policy or policies listed in the attached schedule hereto, hereinafter referred to as the "Policy"; and

WHEREAS, the Employer and the Employee agree to make the Policy subject to this Agreement; and

WHEREAS, the Employee has assigned the Policy to the Employer as collateral for amounts to be advanced by the Employer under this Agreement by an instrument of assignment filed with the Insurer (hereinafter referred to as the "Assignment");

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the Parties hereto hereby agree as follows:

      c. The Employer shall not borrow against the Policy without the express written consent of the Employee.

      d. Upon the Employee's termination of employment, the Employee shall have the right to take any action with regard to the cash value of the policy in excess of the collaterally assigned interest of the Employer.

5. a. Upon the death of the Employee, the Employer shall promptly take all action necessary to obtain its share of the death benefit provided under the Policy.

      b. The Employer shall have the unqualified right to receive a portion of such Death Benefit equal to the total amount of its share of the premiums paid by it hereunder, (hereinafter referred to as the "Net Premium"), plus an amount that would be equal to accrued interest on Net Premiums compounded annually at 4% (the Additional Payment), The Additional Payment paid to the Employer in accordance with this section shall be limited to 60% (sixty percent) of the amount that the total Death Benefit on the date of the Employee's death under the Policy exceeds the Net Premiums paid by the Employer. The balance of the Death Benefit provided under the Policy, if any, shall be paid directly by the Insurer to the beneficiary or beneficiaries and in the manner designated by the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Employee until the Employer or Insurer acknowledges in writing that the full amount due to the Employer hereunder has been paid. The Parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

6. The Employer shall not merge or consolidate into or with another organization, or reorganize, or sell substantially all of its assets to another organization, firm or person unless and until such succeeding or continuing organization, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such successor or survivor organization.

7. This Agreement shall terminate upon the Employee's death and the payment of proceeds pursuant to Section 5 of this Agreement.

8. a. If the Employee ceases to be employed by the Employer for whatever reason, the Employee has the right to continue to keep the Policy in force either individually or through a subsequent Employer, subject to the requirement that the Policy cash value not be reduced through loans, premium payment options, or in any other manner below the amount needed to repay the Employer the Net Premiums paid by it hereunder.

      b. If the Employee continues to keep the Policy in force, termination of this Agreement shall be pursuant to Section 7 of this Agreement.

      c. If the Employee does not continue to keep the Policy in force, this Agreement will terminate immediately and the Employer will be repaid an amount equal to the Net Premiums paid by the Employer, plus an amount that would be equal to accrued interest on said Net Premiums compounded annually at 4%, however, in no event shall the Employer be paid an amount greater than the total cash value as of the date of the Employee's termination of employment.

      d. In the event the Employee becomes disabled (as defined in UNUM Life Insurance Company contract number LAD294223 or any successor policy providing comparable terms and benefits) while still employed by Employer, Employer shall, notwithstanding any other provision herein, continue to pay the premiums due under the policy until the due date next preceding Employee's 65th birthday or, if sooner, until such disability no longer exists.

9. The Parties hereto agree that this Agreement shall take precedence over any provisions of the Assignment. The Employer agrees not to exercise any right possessed by it under the Assignment except in conformity with this Agreement.

10. This Agreement may not be amended, altered or modified except by a written instrument signed by both of the Parties hereto and may not be otherwise terminated except as provided herein.

11. a. The split-dollar arrangement contemplated herein is an exempt welfare plan under regulations promulgated under Title I of the Employee Retirement Income Security Act of 1974("ERISA").

      b. For purposes of ERISA, the Employer will be the "named fiduciary" and "plan administrator" of the split-dollar arrangement contemplated herein, and this Agreement is hereby designated as the written plan instrument.

      c. The Employee or any beneficiary of his may file a request for benefits with the plan administrator. If a claim request is wholly or partially denied, the plan administrator will furnish to the claimant a notice of its decision within ninety (90) days in writing, and in a manner to be understood by the claimant, which notice will contain the following information:

            (i) the specific reason or reasons for the denial;

            (ii) specific reference to pertinent plan provisions upon which the denial is based;

            (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary.

            (iv) an explanation of the plan's claim-review procedure describing the steps to be taken by a claimant who wishes to submit his claim for review.

      d. A claimant or his authorized representative may, with respect to any denied claim.


            (i) request a review upon written application filed within sixty
            (60) days after receipt by the claimant of written notice of the denial of his claim;

            (ii) review pertinent documents; and

            (iii) submit issues and comments in writing.

Any request or submission will be in writing and will be directed to the plan administrator. The plan administrator wilt have the sole responsibility for the review of any denied claim and will take all appropriate steps in light of its findings. The plan administrator will render a decision upon review of a denied claim within sixty (60) days after receipt of a request for review. If special circumstances warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision written in a manner to be understood by the claimant, as well as the specific references of the pertinent provisions of the plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits described above, the claim will be deemed denied on review.

12. This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assignees and the Employee and his successors, assignees, heirs, executors, administrators and beneficiaries.

13. Except as may be preempted by ERISA, this Agreement, and the rights of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of Connecticut.

IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its officer thereunto duly authorized and the Employee has hereunto set his hand and seal, all as of the day and year first above written.

                                                  THE SAVINGS BANK OF ROCKVILLE

                                                  By /s/ Joseph F. Jeamel Jr.
                                                     --------------------------
                                                     Joseph F. Jeamel Jr.

                                                  Title: V.P/ Treas

                                                  /s/ William J. McGurk
                                                  ---------------------
                                                  William J. McGurk